UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  December 14, 2012
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GYRODYNE COMPANY OF AMERICA, INC.
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(Exact name of Registrant as Specified in its Charter)

New York	000-01684	11-1688021
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(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD
SUITE 24
ST. JAMES, NEW YORK 11780
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(Address of principal executive
offices) (Zip Code)

(631) 584-5400
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Registrant’s telephone number,
including area code

N/A
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Gyrodyne Company of America, Inc. (the “Company”) held on December 14, 2012 (the “2012 Meeting”), the Company’s shareholders voted on the matters set forth below. Each issued common share was entitled to one vote on the proposals voted on at the 2012 Meeting.

1.	On the proposal to elect three directors, the voting totals were as follows:

Name	For	Withheld	Broker Non-Votes
Paul L. Lamb	800,372	28,824	512,515
Nader G.M. Salour	801,970	27,226	512,515
Richard B. Smith	801,970	27,226	512,515

The other directors whose terms of office as a director continued after the 2012 Meeting are as follows: Elliot H. Levine, Ronald J. Macklin, Philip Palmedo, and Naveen Bhatia.

2.	The proposal to ratify the engagement of Holtz Rubenstein Reminick LLP as independent accountants for the 2012 fiscal year was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
1,325,727	14,582	1,402	0

3.
The proposal to amend the Company’s Restated Certificate of Incorporation to add a provision stating that directors are entitled to limitations on personal liability was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
768,555	59,607	1,034	512,515

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE COMPANY OF AMERICA, INC.

By:	/s/ Gary Fitlin
Gary Fitlin Interim President and Chief Executive Officer

Date:  December 19, 2012